                                                                 EXHIBIT 10.23.1

                           SECOND AMENDMENT TO LEASE

        This Second Amendment to Lease (this "AMENDMENT"), dated as of April 6th, 2004, by and between TRINET ESSENTIAL FACILITIES XXVI, INC., a Delaware corporation ("LANDLORD"), successor-in-interest to South Bay/Edenvale Associates, a California general partnership, and WESTERN DIGITAL TECHNOLOGIES, INC., formerly known as Western Digital Corporation, a Delaware corporation ("TENANT"), amends and forms a part of the Lease, dated as of June 14, 1996, by and between Landlord and Tenant, as amended by the First Amendment to Lease dated as of August 7, 1996 (collectively, the "LEASE").

                                    RECITALS

        A. Capitalized terms used herein and not defined herein have the meanings specified in the Lease.

        B. As generally described in the February 24, 2004 letter from Tenant to Landlord, a copy of which is attached hereto as Exhibit A, Tenant desires to install, operate, repair and maintain certain underground communications cabling and related improvements to connect the Premises and certain premises located adjacent to the Parcel (the "CONNECTION PROJECT"), which adjacent premises are owned by The Realty Associates Fund IV, LP, a Delaware limited partnership ("TA ASSOCIATES"), and are leased to LSI Logic Corporation, a Delaware corporation ("LSI"), pursuant to that certain Lease, dated as of October 25, 2000, as the same may have been amended from time to time, and a portion of which adjacent premises are subleased by LSI to Tenant pursuant to that certain Sublease, dated as of December 19, 2003, as the same may have been amended from time to time.

        C. Landlord and Tenant desire to amend the Lease to provide for Landlord's consent to the Connection Project subject to the conditions set forth herein, and in certain other respects, all as provided below.

                                   AGREEMENTS

        Now, therefore, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant hereby agree as follows:

        1. Landlord's Consent to the Connection Project. Landlord hereby consents to Tenant's undertaking of the Connection Project, subject to the following terms and conditions:

        (a) Tenant shall have executed a License Agreement in the form of Exhibit B attached hereto (the "LICENSE").

        (b) As provided in the License Agreement, Tenant shall have submitted, and Landlord shall have approved in its reasonable discretion, detailed plans, specifications and precise locations for each and every component of the installation of the Connection Project.

        (c) Tenant shall install, operate, maintain and repair the Connection Project as its sole cost and expense, in a good workmanlike manner and in accordance with the terms and conditions of the Lease, the License, any other reasonable requirements of Landlord and all applicable laws, codes, rules, permits and regulations.

        (d) All equipment, improvements, facilities and other components of the Connection Project located on or within the Parcel and belonging to Tenant shall become Landlord's property upon the expiration or sooner termination of this Lease; provided, however, that, if requested in writing by Landlord, Tenant shall remove, or cause to be removed, any or all components of the Connection Project located on or within the Parcel upon the expiration or sooner termination of this Lease, and shall restore the Parcel to the condition it was in immediately prior to the commencement of the Connection Project.

        (e) Except to the extent of Landlord's gross negligence or willful misconduct, Tenant shall hold harmless, indemnify, protect and defend Landlord and its affiliates, employees, agents and representatives against any claim, demand, action, cause of action, damage, loss, liability, cost and expense (including reasonable attorneys' fees) that arises out of or results from the License, the use or misuse of the rights granted thereunder or the installation, operation, maintenance, repair and/or removal of the Connection Project, including, without limitation, any claims made by TA Associates and/or LSI. This indemnification obligations shall survive the expiration or sooner termination of the Lease.

        (g) Promptly upon receipt of an invoice from Landlord, Tenant shall pay all of Landlord's reasonable and actual costs and expenses (including, without limitation, any consulting and legal fees) incurred in connection with reviewing and discussing the Connection Project and negotiating and documenting the License and this Amendment.

        2. No First Opportunity to Lease. Paragraph 40 of the Lease is hereby deleted in its entirety and is of no further force or effect.

        3. Conflicts; No Other Amendment. In the event of a conflict between the provisions of this Amendment and the provisions of the Lease, the provisions of this Amendment shall control. Except as set forth in this Amendment, the provisions of the Lease remain in full force and effect.

        4. Entire Agreement. The Lease, as modified by this Amendment, constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof and may be further modified only by a writing signed by the parties hereto.

        5. Facsimile; Counterparts. This Amendment may be signed in multiple counterparts which, when signed by all parties, shall constitute a binding agreement. Landlord and Tenant agree that the delivery of any executed copy of this Amendment by facsimile shall be legal and binding and shall have the same full force and effect as if an original executed copy of this Amendment had been delivered.

        In Witness Whereof, the parties have caused this Amendment to be duly executed as of the date first above set forth.

                                  TRINET ESSENTIAL FACILITIES XXVI, INC.,
                                  a Delaware corporation, Landlord

                                  By: /s/ [illegible]
                                      ---------------------------------------
                                  Its: Vice President


                                  WESTERN DIGITAL TECHNOLOGIES, INC.,
                                  formerly known as Western Digital Corporation, a Delaware corporation, Tenant

                                  By: /s/ Cindy M. Campos
                                      ---------------------------------------
                                      Cindy M. Campos 4/1/04

                                  Its: Real Estate Specialist